EXHIBIT 10.7

FULL-RECOURSE PROMISSORY NOTE

$55,800.00	October 18, 2000
San Mateo, CA

FOR VALUE RECEIVED, the undersigned Borrower promises to pay to Leap Corporation, a Delaware corporation (the “Company”) at its principal executive offices the principal sum of Fifty Five Thousand Eight Hundred dollars ($55,800.00), together with interest from the date of this Note on the unpaid principal balance, upon the terms and conditions specified below.

1.    Term.    The principal balance of this Note, together with all interest accrued and unpaid to date, shall be due and payable in full at the close of business on October 18, 2004.

2.    Rate of Interest.    Interest shall accrue under this Note on any unpaid principal balance at the rate of 6.09% per annum, compounded annually.

3.    Prepayment.    Prepayment of principal and interest may be made at any time, without penalty.

4.    Events of Acceleration.    The entire unpaid principal sum and accrued interest under this Note shall become immediately due and payable upon:

(a)    The date when the Borrower’s employment with the Company terminates for any reason;

(b)    The date when the Borrower disposes of any of the shares of the Company’s Common Stock acquired by him or her with the proceeds of this Note (the “Shares”), including (without limitation) a sale of Shares to the Company;

(c)    The failure of the Borrower to pay when due the principal balance and accrued interest under this Note;

(d)    The filing of a petition by or against the Borrower under any provision of the Bankruptcy Reform Act (Title 11 of the United States Code), as amended or recodified from time to time, or under any other law relating to bankruptcy, insolvency, reorganization or other relief for debtors;

(e)    The appointment of a receiver, trustee, custodian or liquidator of or for any part of the assets or property of the Borrower;

(f)    The execution by the Borrower of a general assignment for the benefit of creditors;

(g)    The insolvency of the Borrower or the Borrower’s failure to pay his or her debts as they become due;

(h)    Any attachment or like levy on any property of the Borrower; or

(i)    The occurrence of an event of default under the Stock Pledge Agreement securing this Note.

5.    Security and Full Recourse.    The Borrower’s obligations under this Note shall be secured by a first-priority security interest in all of the Shares. The Shares shall be pledged pursuant to a Stock Pledge Agreement to be executed by the Borrower, all terms of which are incorporated herein by this reference. Regardless of any collateral that may secure the Borrower’s obligations under this Note, the Borrower shall remain personally liable for the payment in full of any indebtedness owing under this Note. The Company shall have recourse to any and all other assets of the Borrower, in addition to any Shares pledged pursuant to the Stock Pledge Agreement, to satisfy the Borrower’s obligations hereunder.

6.    Collection and Attorneys’ Fees.    If any action is instituted to collect this Note, the Borrower promises to pay all reasonable costs and expenses (including reasonable attorney’s fees) incurred by the Company in connection with such action.

7.    Waiver.    No previous waiver and no failure or delay by the Company or the Borrower in acting with respect to the terms of this Note or the Stock Pledge Agreement shall constitute a waiver of any breach, default or failure of condition under this Note, the Stock Pledge Agreement or the obligations secured thereby. A waiver of any term of this Note, the Stock Pledge Agreement or of any of the obligations secured thereby must be made in writing and signed by a duly authorized officer of the Company and shall be limited to the express terms of such waiver. The Borrower hereby expressly waives presentment and demand for payment when any payments are due under this Note.

8.    Conflicting Agreements.    In the event of any inconsistencies between the terms of this Note and the terms of any other document related to the loan evidenced by this Note, the terms of this Note shall prevail.

9.    Governing Law.    This Note shall be construed in accordance with the laws of the State of California (without regard to their choice-of-law provisions).

Kate O’Sullivan	/s/ Kate O’ Sullivan
Name of Borrower	Signature of Borrower

2